CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements of Palm Desert Art, Inc. (the "Company") on Form S-8 of our report dated June 17, 1998 relating to the audit of the Company's financial statements appearing in the Form 10-KSB of the Company at and for the year ended April 30, 1999

                                       /S/ Berry, Dunn, McNeil & Parker


Manchester, NH
August 13,1999